EXHBIT 2


                                 PLAN OF MERGER

         THIS AGREEMENT made and entered into as of this 11th day of October 2000, by and between National Residential Properties, Inc, a Nevada corporation ("NRPI"), with offices at 2921 Northwest 6th Avenue, Miami, Florida 33127 and 2217 Acquisition Inc., a Nevada corporation ("2217 Acquisition"), with offices at 2921 Northwest 6th Avenue, Miami, Florida 33127.

         WHEREAS, all the authorized and issued capital stock of 2217 Acquisition is owned by NRPI; and

         WHEREAS, the Parties agree that it would be in their respective best interests to merge.

         NOW, THEREFORE, in consideration of the provisions and the representations, warranties and agreements herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1.

         Terms And Conditions of Stock Exchange and Merger.

         (a) On the "Effective Date", as hereinafter defined, the following shall be or shall have been done:

                  (i) NRPI and 2217 Acquisition shall have obtained approval for this Agreement and the transactions described herein by their respective Boards of Directors and Owners, if necessary, pursuant to the applicable provisions of Nevada law;

                  (ii) 2217 Acquisition shall merge into NRPI and cease to exist;

                  (iii) NRPI shall thereupon and thereafter possess, and be the owner of, all the rights, privileges, powers, franchises, patents, trademarks, licenses, and other assets and accounts receivable of every kind and description of 2217 Acquisition, and NRPI shall be subject to all the restrictions, disabilities, and duties of 2217 Acquisition with respect thereto; and all property, real, personal or mixed, and all debts and obligation due to 2217 Acquisition on whatever account shall be vested in NRPI; and all rights of creditors and all liens upon any property of 2217 Acquisition shall be preserved unimpaired; and all debts, liabilities, duties, and obligations of 2217 Acquisition [including obligations of 2217 Acquisition on account of (A) Stock Subscriptions to which 2217 Acquisition is a Party; (B) Debentures of 2217 Acquisition; and (C) Stock Conversion obligations with respect to Debentures of 2217 Acquisition], shall henceforth attach to NRPI, and may enforced against NRPI to the same extent as if said debts, liabilities, duties, and obligations had been incurred or contracted by NRPI.

                  (iv) If, at any time after the Effective Date, NRPI shall consider or be advised that any further assignments or assurances and law or any other acts are necessary or desirable (A) to vest, perfect or confirm, of record or otherwise, in NRPI, title to and possession of any property or right of 2217 Acquisition acquired or to be acquired by reason of, or in connection with, this Merger, or (B) otherwise to carry out the purposes of this Merger, 2217 Acquisition and its officers and directors shall be deemed to have granted to NRPI an irrevocable power of attorney to execute and deliver all such proper deeds, assignments, and assurances in law, and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such property or rights in NRPI addition and otherwise to carry out the purposes of this Merger; and the proper officers and directors of NRPI are fully authorized in the name of 2217 Acquisition otherwise to take any and all such action(s);

                  (v) 2217 Acquisition's 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due October 10, 2002 (the "2217 Acquisition Debenture"), together with authorized but unissued underlying shares of 2217 Acquisition's common stock, Par Value $0.001 per share (the "2217 Acquisition Common Stock"), into which the 2217 Acquisition Debenture is convertible from time to time, shall be converted into an identical NRPI debenture (the "NRPI Debenture"), together with authorized but unissued underlying shares of common stock, Par Value $0.001 per share, of NRPI into which the new NRPI Debenture may be converted (the "NRPI Common Stock");

                  (vi) All of the issued and outstanding shares of the Common Stock, Par Value $0.01 per share, of 2217 Acquisition held by NRPI prior to this Merger, may, by virtue of this Merger, and without any further action of NRPI, be canceled simultaneously with the effectiveness of this Merger.

                  (vii) Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented a 2217 Acquisition security, shall be deemed for all corporate purposes to evidence ownership of the appropriate number of securities of NRPI into which 2217 Acquisition security shall have been so converted;

                  (viii) Subject to Sub-section (vi), above, each holder of a certificate representing issued and outstanding securities of 2217 Acquisition immediately prior to the Effective Date of the Merger, shall, upon surrender of such certificate to NRPI after the Effective Date, be entitled to receive a certificate representing the appropriate number of shares of securities of NRPI as described above;

                  (ix) If any certificate representing a NRPI security is to be issued in a name other than that in which the certificate surrendered is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such issuance shall either pay to NRPI or its transfer agent any transfer or other taxes required by reason of the issuance of certificates representing a NRPI security in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of NRPI or its transfer agent that such tax has been paid or is not applicable; and

                  (x) The officers and directors of 2217 Acquisition shall resign their positions.

         (b) The right to transfer restricted securities may be permitted if, in the opinion of counsel satisfactory to NRPI, the securities may be transferred pursuant to an exemption from registration under the Act.

         (c) This merger shall become effective ("Effective Date") on the day set forth in the Articles of Incorporation to be filed with the Secretary of State of Nevada by the Parties as soon as practicable after the date this Agreement is signed.

Section 2.

         Representations and Warranties of 2217 Acquisition.

         (a) Organization and Authority. 2217 Acquisition is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own its property and assets and to conduct its business in the manner and in the places in which it is now conducted. 2217 Acquisition is qualified to do business as a domestic corporation in the State of Nevada, and the character of the properties owned or leased by 2217 Acquisition and the nature of the business conducted by it does not require such qualification in any other jurisdiction, except where the failure to so qualify would not have a material adverse affect on 2217 Acquisition or its business.

         (b) Corporate Action. All corporate action necessary on the part of 2217 Acquisition to authorize the execution and delivery of this Agreement and the performance or satisfaction of 2217 Acquisition's obligations hereunder and thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Incorporation constitute the valid and binding obligations of 2217 Acquisition enforceable in accordance with their respective terms.

         (c) Capitalization. As at the Effective Date, 2217 Acquisition's entire capitalization shall consist of:

                  (i) 20,000,000 shares of Common Stock, Par Value $.001 per share, of which 10 shares shall be issued and outstanding; and

                  (ii) one 8% Series A $1,000,000.00 Senior Subordinated Convertible Redeemable Debenture due October 10, 2002, convertible, from time to time, into authorized but unissued shares of Common Stock, Par Value $.001, per share, upon conversion into which no shares of said underlying shares of Common Stock shall have been issued.

         As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of 2217 Acquisition is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non- assessable. As of the date of this Agreement and as at Effective Date, there are and will be no outstanding subscriptions, rights, options, warrants or other agreements obligating 2217 Acquisition to issue, sell or transfer any stock or other securities of 2217 Acquisition, except as otherwise described in this Agreement.

         (d) Articles of Incorporation and Bylaws. The Articles of Incorporation and bylaws of 2217 Acquisition are true, correct and complete. The minute books of 2217 Acquisition contain true and complete records of all meetings and consents in lieu of meetings of its Board of Directors and owners since the date of incorporation and accurately reflect all transactions referred to therein.

         (e) No Material Adverse Changes. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of 2217 Acquisition; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of 2217 Acquisition, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of 2217 Acquisition's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by NRPI) or mortgage or pledge by 2217 Acquisition of any properties or assets.

         (f) Taxes. 2217 Acquisition has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.

         (g) Compliance with Laws. 2217 Acquisition and all business conducted by it has complied with all federal, state, county and local laws, ordinances, regulation, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its business.

         (h) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term of any contract or other instrument to which 2217 Acquisition is a party or of any judgment, statute, rule or regulation applicable to 2217 Acquisition, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of 2217 Acquisition under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

         (i) No Breach. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

                  (i) violate any provisions of the Articles of Incorporation or Bylaws of Venture Acquisition;

                  (ii) violate, conflict with or result in the breach of any of the terms of, result in a material modification of, or otherwise give any other contracting party the right to terminate, or which constitute a default under, any contract or other agreement to which 2217 Acquisition is a party or by or to which it or any of its assets or properties may be bound or subject;

                  (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, Venture Acquisition or upon the properties or business of 2217 Acquisition; or

                  (iv) violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

         (j) Litigation. There is no outstanding order, judgment, injunction, award or decree of any court, government or regulatory body or arbitration tribunal against or involving 2217 Acquisition. There is no action, suit or claim or legal, administrative or arbitral proceeding or any investigation (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving 2217 Acquisition or any of its respective properties or assets. There is no fact, event or circumstances that may give rise to any suit, action, claim, investigation or proceeding except as disclosed in the letter described above. There is no action, suit or claim or legal, administrative or arbitral proceeding pending or threatened that would give rise to any right of indemnification on the part of any director of 2217 Acquisition or its respective heirs, executors or administrators of such directors or officers.

         (k) Labor Relations. 2217 Acquisition is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of 2217 Acquisition's employees.

         (l) Leases. All of the leases to which 2217 Acquisition is a party are in full force and effect and constitutes a legal, valid, and binding obligation of the respective parties thereto enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to the enforcement of creditors' rights generally and to the availability of equitable remedies which are subject to the discretion of the Court before which any proceeding therefor may be brought.

         (m) Assets. The document titled " 2217 Acquisition's ASSETS" which shall be incorporated by reference and made part of this Agreement contains a correct and complete list and brief description of all machinery, equipment, furniture, leasehold improvements fixtures, vehicles, structures, owned or leased by 2217 Acquisition, any related capitalized items or other tangible property material to the business of 2217 Acquisition (the "Tangible Assets"). Except as set forth in this document, 2217 Acquisition holds all rights, title and interest in all the properties, interests and assets, real, personal and mixed, free and clear of all liens, pledges, mortgage, security interests, conditional sales contracts or any other encumbrances or liens for current taxes not yet delinquent.

         (n) Accounts Receivable. All of 2217 Acquisition's accounts and other receivables or thereafter acquired are collectible in full, less any reserves set up for doubtful receivables on its books.

         (o) Inventories. 2217 Acquisition's inventories, as applicable, or thereafter acquired are valued at cost or market and consist of items which are of a quality and quantity usable and/or saleable in the ordinary course of 2217 Acquisition's business.

         (p) Liabilities. 2217 Acquisition's Liabilities as of the date of this Agreement are as set forth in the Financial Statements of 2217 Acquisition attached hereto and made a part hereof,

         (q) Conduct of Business. 2217 Acquisition shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this Section 2 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by 2217 Acquisition at the Effective Date shall have been satisfied. 2217 Acquisition shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

         (r) Unusual Events. Until the Effective Date, 2217 Acquisition shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to NRPI until the date 2217 Acquisition delivers it to NRPI, unless agreed to in writing by NRPI.

         (s) Changes in Business Relationship. 2217 Acquisition is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

         (t) Full Disclosure. No representation or warranty of 2217 Acquisition and no statement contained in any document incorporated by reference and made part of this Agreement furnished by 2217 Acquisition to NRPI pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide NRPI with full information as to 2217 Acquisition and its affairs.

         (u) Status of Representations and Warranties as at Effective Date. The representations and warranties contained in this Section 2 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.

Section 3.

         Representations and Warranties Of NRPI.

         (a) Reporting Company. NRPI is required to and does file reports with the Securities and Exchange Commission ("SEC") pursuant to Section 13 (a) or 15
(d) of The Securities Exchange Act of 1934, and NRPI is current with respect to all reports required to be filed with the SEC.

         (b) Capitalization. As at the Effective Date, NRPI's entire capitalization shall consist of

                  (i) 250,000,000 shares of Common Stock, Par Value $0.001 per share, of which 50,161,866 shares shall be issued and outstanding; and

                  (ii) 2,000,000 shares of Class A Common Stock, Par Value $.001 per share, of which 1,000,000 shares shall be issued and outstanding.

         As of the date of this Agreement and as at Effective Date, all of the outstanding capital stock of NRPI is and will be duly issued in accordance with all applicable laws, rules and regulations, is and will be fully paid and non-assessable. As of the date of this Agreement and as at Effective Date, all outstanding subscriptions, rights, options, warrants or other agreements obligating NRPI to issue, sell or transfer any stock or other securities of NRPI, are as is set forth in the Financial Statements of NRPI attached hereto.

         (c) Organization and Authority. NRPI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full corporate power and authority to own its property and assets and to conduct its business in the manner and the places in which it is now conducted.

         (d) Corporate Action. All corporate action necessary on the part of NRPI to authorize the execution and delivery to NRPI of this Agreement and the Certificate and the performance of its obligations thereunder has been or will have been duly taken prior to the Effective Date. This Agreement and the Articles of Incorporation constitute the valid and binding obligations of NRPI enforceable in accordance with their respective terms. The execution and delivery of and the consummation of the transactions provided for in this Agreement and the Articles of Incorporation will not violate any provision of the Certificate of Incorporation, Articles of Incorporation or Bylaws of NRPI, as applicable, any provision of law, or any judgment, order or decree of any court or agency or government, applicable to NRPI, or result in a breach of, default under, or acceleration of any obligation under any indenture or agreement to which NRPI is a party.

         (e) Compliance with Other Instruments. Neither the execution nor delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in any violation of or be in conflict with any term or any contract or other instrument to which NRPI is a party or of any judgment, decree, order, statute, rule or regulation applicable to NRPI, or result in the creation of any lien, charge or encumbrance on any of its properties or assets, or result in the acceleration of any obligation of NRPI under any deed of trust, mortgage, lease, or similar instrument to which it is a party.

         (f) Compliance with Laws. NRPI has complied with all federal, state, county, local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to it or its business which, if not complied with, would materially and adversely affect its status as a public company.

         (g) Articles of Incorporation and Bylaws. NRPI's Articles of Incorporate and Bylaws and any amendments to each, are true, correct and complete. The minute books of NRPI contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors and owners since the date of incorporation and accurately reflect all transactions; referred to therein.

         (h) Financial Statements and Liabilities. NRPI's Financial Statements set forth in its Form 10-QSB for the quarter ended June 30, 2000, are true and correct, and, together with the disclosure made in said Reports, fully disclose all of NRPI's assets and liabilities.

         (i) Disclosures. No representation or warranty of NRPI in this Agreement, and no statement contained in any document incorporated by reference and made a part of this Agreement or other document furnished or to be furnished by NRPI to 2217 Acquisition pursuant hereto or in connection with the transactions contemplated hereby contains or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make it not misleading or necessary to provide 2217 Acquisition with full information as to NRPI and its affairs.

         (j) No Material Adverse Changes. As of the date of this Agreement, there shall be no material adverse change in the assets, operations, conditions (financial of otherwise) or prospective business of NRPI; there shall be no damage, destruction or loss materially affecting the assets, prospective business, operations or condition (financial or otherwise) of NRPI, whether or not covered by insurance; there shall be no declaration, setting aside or payment of any dividend or distribution with respect to any redemption or repurchase of NRPI's capital stock; there shall no sale of an asset (other than in the ordinary course of business or otherwise approved by 2217 Acquisition) or mortgage or pledge by NRPI of any properties or assets.

         (k) Taxes. NRPI has prepared and filed all appropriate federal, state and local tax returns of every kind and category (including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, inventory taxes, use taxes, gross receipt taxes, franchise taxes and property taxes) for all periods prior to and through the date hereof for which any such returns have been required to be filed by it and has paid all taxes shown to be due by said returns or on any assessments received by it, or has made adequate provisions for the payment thereof.

         (l) Agreements. The document titled "NRPI's MATERIAL CONTRACTS" which shall be incorporated by reference into this Agreement sets forth any material contract or arrangement to which NRPI is a party or by or to which it or its assets, properties or business are bound or subject whether oral or written. All of the agreements set forth in said document are valid, binding enforceable, subsisting agreements, in full force and effect. NRPI is not in default under any of them (nor is any other party to any of such agreements, nor does any condition exist which with notice or lapse of time or both would constitute default thereunder).

         (m) Insurance Policies. The document titled "NRPI's INSURANCE POLICIES" which shall be incorporated by reference and made part of this Agreement contains a complete and correct list and summary description of all insurance policies held by NRPI and in force and effect at the date hereof, including but not limited to key-man insurance, workers' compensation and employer liability, automobile insurance, malpractice insurance, product liability and title insurance.

         (n) Labor Relations. NRPI is not a party to any collective bargaining agreement governing its employees. There is no pending or threatened election for union representation of NRPI's employees.

         (o) Conduct of Business. Between the date of this Agreement and the Effective Date, NRPI shall conduct its business only in the ordinary course thereof consistent with prudent business judgment and past practice and in such a manner that the representations and warranties contained in this Section 3 shall be true and correct at and as of the Effective Date (except for changes contemplated, permitted or required by this Agreement) and so that the conditions to be satisfied by NRPI at the Effective Date shall have been satisfied. NRPI shall not incur expenses or liabilities between the date this Agreement is signed and the Effective Date other than in the normal course of business.

         (p) Unusual Events. Until the Effective Date, NRPI shall supplement or amend all relevant documents incorporated by reference and made part of this Agreement with respect to any matter thereafter arising or discovered which, if existing or known at the date of this Agreement, would have been set forth or described in such documents; provided, however, that for the purpose of the rights and obligations of the parties hereunder, any such material supplemental disclosure shall not be deemed to have been disclosed to 2217 Acquisition until the date NRPI delivers it to NRPI, unless agreed to in writing by 2217 Acquisition.

         (q) Changes in Business Relationship. NRPI is not aware of any material changes or threatened changes in its business or client relationships, including any discontinuance of contractual relationships.

         (r) Full Disclosure. No representation or warranty of NRPI and no statement contained in any document incorporated by reference and made part of this Agreement furnished by NRPI to 2217 Acquisition pursuant hereto or in connection with the transactions contemplated hereby contain or at the Effective Date will contain any untrue statement of a material fact or omit or will omit to state a material fact necessary to make such fact not misleading or necessary to provide 2217 Acquisition with full information as to NRPI and its affairs.

         (s) Representations and Warranties as at Effective Date. The representations and warranties contained in this Section 3 shall be true and complete on the Effective Date with the same force and effect as though such representations and warranties had been made on and as at the Effective Date.

Section 4.

         Covenants of 2217 Acquisition.

         (a) Conduct of Business. From the date of this Agreement through the Effective Date, 2217 Acquisition shall conduct its business in the ordinary course.

         (b) Preservation of Business. From the date hereof through the Effective Date, 2217 Acquisition shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         (c) Insurance. 2217 Acquisition at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

         (d) Litigation. 2217 Acquisition shall promptly notify NRPI of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or any of their respective officers, directors, employees, consultants, agents, owners or other representatives with respect to the affairs of NRPI

         (e) Compliance with Laws. 2217 Acquisition will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding capital stock of 2217 Acquisition for shares of capital stock of 2217 Acquisition, as contemplated by this Agreement

         (f) Continued Effectiveness of Representations and Warranties. From the date hereof through the Effective Date, 2217 Acquisition shall conduct its business in such a manner so that the representations and warranties contained in Section 2 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

                  (i) promptly give notice to NRPI of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

Section 5.

         Covenants of NRPI.

         (a) Conduct of Business. From the date of this Agreement through the Effective Date, NRPI shall conduct its business in the ordinary course.

         (b) Preservation of Business. From the date hereof through the Effective Date, NRPI shall use its best efforts to preserve its business organization intact, keep available the services of its present officers, employees, consultants and agents, maintain its present suppliers and customers and preserve its goodwill.

         (c) Insurance. NRPI at all times will have in effect and maintain insurance now in force on or with respect to its properties and assets and its business and will at all times have in effect and maintain insurance coverage against all hazards, casualties, liabilities, and losses in the amount and of the character and kind normally carried by corporations engaged in a business similar to that conducted by it.

         (d) Compliance with Laws. NRPI will comply in all material respects with federal and state regulations necessary to effectuate the exchange of all outstanding capital stock of 2217 Acquisition for shares of capital stock of NRPI, as contemplated by this Agreement

         (e) Litigation. NRPI shall promptly notify 2217 Acquisition of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any of their respective officers, directors, employees, consultants, agents, owners or other representatives with respect to the affairs of NRPI.

         (f) Continued Effectiveness of Representations and Warranties. From the date hereof to the Effective Date, NRPI shall conduct its business in such a manner so that the representations and warranties contained in Section 3 shall continue to be true and correct on and as of the Effective Date and as if made on the date of this Agreement, and shall:

                  (i) promptly give notice to 2217 Acquisition of any event, condition or circumstances occurring from the date hereof through the Effective Date which would render any of the representations or warranties untrue, incomplete, insufficient or constitute a violation or breach of this Agreement; and

                  (ii) supplement the information contained herein in order that such information is kept current, complete and accurate.

         (g) Dissenter's Rights. NRPI understands that, as the owner of 2217 Acquisition, it may have Dissenter's Rights under Nevada law. However, as the sole owner of 2217 Acquisition, NRPI declares that Dissenter's Rights shall not be demanded prior to or after the Effective Date pursuant to the provisions of Nevada Law, if any, as to dissenters' rights, and by signing this Agreement, NRPI waives dissenters' rights, if any, under Nevada law.

Section 6.

         Conditions to the Obligations of NRPI.

         The obligations of NRPI to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of every one of the following conditions, any of which NRPI may in its sole discretion waive:

         (a) Representations and Warranties. The representations and warranties of 2217 Acquisition set forth in Section 2 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by 2217 Acquisition pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

         (b) Performance of 2217 Acquisition. 2217 Acquisition shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

         (c) Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

         (d) Third Party Consents. All consents, permits and approvals from parties to any contracts or other agreements which may be required in connection with the performance by the Parties hereto of their obligations under such contacts or other agreements shall have been obtained.

         (e) Litigation. No action, suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of NRPI, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of 2217 Acquisition.

         (f) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of 2217 Acquisition which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

         (g) No Restraining Order. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of NRPI make it inadvisable to consummate such transaction.

         (h) Compliance Certificate. NRPI shall have received a Certificate signed by the President of 2217 Acquisition dated as of the Effective Date and satisfactory in form and substance to NRPI certifying to the fulfillment of the conditions specified in Section 6.

Section 7.

         Conditions to the Obligations of 2217 Acquisition.

         The obligations of 2217 Acquisition to consummate this Agreement and the transactions contemplated hereby are subject to the satisfaction at or before the Effective Date of each and every one of the following conditions, any of which 2217 Acquisition may in its sole discretion waive:

         (a) Representations and Warranties. The representations and warranties of NRPI set forth in Section 3 hereof shall be true and correct at and as of the Effective Date with the same effect as though such representations and warranties had been made on and as of the date of this Agreement, and any letter, statement, list, certificate or other written information furnished by NRPI pursuant hereto or in connection on with the transactions contemplated hereby shall be true and correct in all material respects at and as of the date or dates stated therein.

         (b) Performance of NRPI. NRPI shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it either prior to or at the Effective Date.

         (c) Governmental Permits and Approvals. Any and all permits and approvals from any governmental or regulatory body required for the lawful consummation of the transaction contemplated shall have been obtained.

         (d) Third Party Consents. All consents, permits and approvals from parties to any contracts or other agreements which may be required in connection with the performance by the Parties hereto of their obligations under such contacts or other agreements shall have been obtained.

         (e) Litigation. No action, Suit or proceeding shall have been instituted before any court or governmental or regulatory body or instituted or threatened by a governmental or regulatory body to restrain, modify or prevent the carrying out of the transactions contemplated hereby or to seek damages or a discovery order in connection with such transactions, or which has or may have, in the opinion of 2217 Acquisition, a materially adverse effect on the assets, properties, business, operations or condition (financial or otherwise) of NRPI.

         (f) Absence of Adverse Changes. Since the date of this Agreement, there shall have been no change in the financial condition, business, or properties of 2217 Acquisition which materially and adversely affects the conduct of its business or its condition, financial or otherwise.

         (g) No Restraining Order. There shall not have been any action or proceeding instituted or threatened before any court or governmental agency to restrain or prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which in the opinion of 2217 Acquisition make it inadvisable to consummate such transaction.

         (h) Securities Certificates. At the Effective Date, each owner and Debenture Holder of 2217 Acquisition shall receive a certificate or certificates representing the number of shares of common stock and/or Debentures of NRPI to which they are entitled.

         (i) Compliance Certificate. 2217 Acquisition shall have received a certificate signed by the President of NRPI dated as of the Effective Date and satisfactory in form and substance to NRPI certifying to the fulfillment of the conditions specified in Section 7.


Section 8.

         Survival of Representations and Warranties.

         All representations, warranties, agreements, covenants, and obligations herein made by or in any of the documents incorporated by reference and made a part of this Agreement shall be deemed to have been relied upon by each of the other parties, shall survive the Effective Date for a period of two years thereafter, and shall not merge in the performance of any obligation by any party hereto.

Section 9.

         Termination.

         (a) This Agreement may be terminated at any time prior to the filing of the Articles of Merger in the office of the Secretary of the State of Nevada by:

                  (i) Mutual consent of 2217 Acquisition and NRPI;

                  (ii) NRPI if, at the Effective Date, any of the conditions set forth in Section 6 shall not have been satisfied;

                  (iii) 2217 Acquisition if, at the Effective Date, any of the conditions set forth in Section 7 shall not have been satisfied;

                  (iv) NRPI, if 2217 Acquisition has breached any material representation warranty, covenant or agreement contained in this Agreement;

                  (v) 2217 Acquisition, if NRPI has breached any material representation, warranty, covenant or agreement contained in this Agreement;

                  (vi) NRPI, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement; and

                  (vi) 2217 Acquisition, if any legal proceeding is commenced or threatened by any governmental or regulatory agency or other person directed against the consummation of the transaction or any other transaction under this Agreement;

         (b) If this Agreement shall be terminated as provided in Section 9 (a), the Articles of Incorporation shall be deemed to have been abandoned and shall be void and of no further effect, without any liability on the part of any of the parties thereto or the stockholders, directors, officers, employees or agents of any of them.

Section 10.

         Indemnification.

         (a) Obligation of 2217 Acquisition to Indemnify. Subject to the limitations on the survival of representations and warranties contained in
Section 8, 2217 Acquisition, its respective officers, directors and employees hereby agree to indemnify, defend and hold NRPI harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorney's fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of 2217 Acquisition contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

         (b) Obligation of NRPI to Indemnify. Subject to the limitations on the survival of representations and warranties contained in Section 8, NRPI, its respective officers, directors and employees, hereby agree to indemnify, defend and hold 2217 Acquisition harmless from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonable attorneys fees and disbursements) based upon, arising out of or otherwise due to any material inaccuracy in or any breach of any representation, warranty, covenant or agreement of NRPI contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

Section 11.

         Miscellaneous.

         (a) Notices. All notices or requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and delivered or mailed postage prepaid to the parties as follows:

         If to NRPI:

                  Richard Astrom, President
                  National Residential Properties, Inc,
                  2921 NW 6th Avenue
                  Miami, Florida 33127

         with a copy to:

                  ------------------------------

                  ------------------------------

                  ------------------------------

         If to 2217 Acquisition:

                  J Richard Astrom, President
                  2217 Acquisition Inc,
                  2921 NW 6th Avenue
                  Miami, Florida 33127

         with a copy to:

                  ------------------------------

                  ------------------------------

                  ------------------------------

         The address of any Party for any such notice, request or other communication may be changed by giving notice of such change to the other parties as herein above provided.

         (b) Fees and Expenses. Each of the Parties will bear its own costs and expenses in connection with the negotiation and the consummation of this Agreement.

         (c) Amendment. This Agreement may be amended by mutual agreement of the Parties at any time prior to the Effective Date. All amendments must be in writing equal in dignity to this Agreement.

         (d) Further Assurances. The Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such Party shall use it best efforts to fulfill or obtain the fulfillment of the conditions.

         (e) Law Governing. This Agreement shall be deemed to have been entered into under the Laws of the State of Florida and the rights and obligations of the parties hereunder shall be governed and determined according to the Laws of Florida without regard to applicable conflicts of laws.

         (f) Resolution of Disputes - Arbitration. All disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in Dade County, Florida, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes.

         The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.

         Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

         (g) Entire Agreement and Counterparts. This Agreement and the documents incorporated by reference and made a part of it and any other instruments and agreements to be delivered in conjunction herewith constitute the entire agreement between the parties with respect to the transactions contemplated herein and supersede all prior agreements and understandings, whether written or oral, of the Parties with respect thereto. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

         (h) Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

         (i) Waiver of Notice and Mailing. Pursuant to Section 92A.180.3. NRS, NRPI as the sole owner of its subsidiary, 2217 Acquisition, has, and does hereby waive, the Plan Summary notice and mailing requirements set forth in Section 92A.180. NRS.

         IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto under their respective seals, as of the day and year first above written.



NATIONAL RESIDENTIAL PROPERTIES, INC


By:  _____________________________               ATTEST: __________________
      Richard Astrom, President


By: ______________________________               ATTEST: __________________
     Christopher Astrom, Secretary



2217 ACQUISITION INC.


By:  _____________________________               ATTEST: __________________
      Richard Astrom, President

By: ______________________________               ATTEST: __________________
     Christopher Astrom, Secretary